               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 333-10805) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 30, 2001, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.


                                       /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 16, 2001